TURNER INVESTMENT PARTNERS, INC.

                     PERSONAL TRADING POLICY/CODE OF ETHICS
                                February 17, 2000

A. Personal investments: An employee should consider himself the beneficial owner of those securities held by him, his spouse, his minor children, a relative who shares his house, or persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

B. Employees are barred from purchasing any securities (to include Common Stock and related Options, Convertible securities, OPTIONS, OR FUTURES ON INDEXES) in which the firm has either a long or short position. If an employee owns a position in any security, he must get written pre-clearance from the Chairman or President to add to or sell the position. ALL SECURITY TRANSACTIONS (BUY OR SELL) REQUIRE WRITTEN CLEARANCE IN ADVANCE. Approval is good for 48 hours; if a trade has not been executed, subsequent approvals are necessary until the trade is executed. The Exception Committee (the Chairman, Vice Chairman, President, and Director of Compliance) must approve any exceptions to this rule.

C. Employees may not purchase initial public offerings. Private placements/Limited partnerships require written pre-clearance. Mutual Fund holdings are excluded from pre-clearance and reporting. IRA's, and Rollover IRA's that are self-directed (i.e. stocks or bonds, not mutual funds), and ESOP's (Employee stock ownership plans) require pre-clearance.

D.       Blackout   Restrictions:   Employees   are  subject  to  the  following
         restrictions when their purchases and sales of securities coincide with trades of Turner Clients (including investment companies):


1.            Purchases  and sales within three days  following a client  trade.
              Employees are prohibited from purchasing or selling any security within three calendar days after a client transaction in the same (or a related) security. The Exception Committee must approve exceptions. If an employee makes a prohibited transaction without an exception the employee must unwind the transaction and relinquish any gain from the transaction to charity.

2. Purchases within seven days before a client purchase. An employee who purchases a security within seven calendar days before a client purchases the same (or a related) security is prohibited from selling the security of a period of six months following the client's trade. The Exception Committee must approve exceptions. If an employee makes a prohibited sale without an exception within the six month period, the employee must relinquish any gain from the transaction to charity.

3. Sales within seven days before a client sale. An employee who sells a security within seven days before a client sells the same (or a related) security must relinquish to charity the difference between the employee's sale price and the client's sale price (assuming the employee's sale price is higher).

                     PERSONAL TRADING POLICY/CODE OF ETHICS

                                February 17, 2000

                                     Page 2

4. These restrictions do not apply to proprietary investment partnerships for which the firm acts as an adviser in which the officers and employees of the adviser have an equity interest of less than 50%. These accounts may purchase the same or similar securities within the black out period, if the partnership trades with the block or after other clients. Where it is beneficial to client accounts and it is possible to do so, they should be blocked with the partnership account.

E. Short Term Trading Rule - Employees may not take profits in any security in less than 60 days (includes Options, Convertibles and Futures). If an individual must trade with in this period, the Exception Committee must grant approval or the employee must relinquish such profits to charity. The closing of positions at a loss is not prohibited. Options that are out of the money may be exercised in less than 60 days. The proprietary partnerships may take profits in less than 60 days.

F. Reporting: Consistent with the requirements of the Investment Advisers Act of 1940 Rule 204-2 (a)(2) and (a)(3) and with the provisions of Rule 17j-1 of the Investment Company Act of 1940 all employees must submit duplicate statements/disclosures within 10 days following the calendar quarter. Statements are reviewed by one of the firms Series 24 principals. Brokerage, IRA's, Rollover IRA's (which are self-directed), ESOP's, private placement and limited partnerships must all be reported as personal trading. New employees are required to file initial holdings within 10 days of hire.

G. Violation of the Personal Investments/Code of Ethics policy may result in disciplinary action, up to and including termination of employment.

            POLICY AND PROCEDURES OF TURNER INVESTMENT PARTNERS, INC.
               FOR THE PREVENTION, DETECTION, AND/OR CORRECTION OF
                                 TRADING ERRORS


1.   Product trade tickets are differentiated by color.

2. Daily monitoring of the account is performed by the portfolio manager(s) using Portia and MacGregor, automated portfolio management and trading systems, which have simplified the monitoring process, including helping to identify recommendations in violation of specific restrictions prior to trade execution.

3. The Compliance department also uses these internal systems to conduct oversight review of the activities of the portfolio manager(s).

4. The Operations Department is responsible for affirming all trades on a real-time basis.

5.   The Trading  Department is  responsible  for reviewing all trade details.

6.   All custodian statements are reconciled monthly.

7. If and when a trading error is discovered, Compliance is notified immediately.

8. If the erroneous trade has not settled, it will be reversed prior to settlement, and clients will not be charged for any transaction costs associated with the reversal.

9. If the erroneous trade has settled, prompt corrective action will be taken which is appropriate to the circumstances, including but not limited to correcting the trade at no cost to the client and/or reimbursing the client to make them whole for any and all losses sustained.

10. Any profits resulting from the trading error shall be retained by the client.

11. Turner Investment Partners, Inc. shall not enter into any arrangements with broker-dealers to compensate or cover for trading errors, including the use of soft dollars.

12. A trading error file is maintained for erroneous trades, which will include all relevant documentation such as order tickets, confirmations, client correspondence, etc. An internal memo will be prepared describing the trade error and how it was resolved, which will also be placed in this file.

13.  Special corrective action may be taken in special circumstances.

            POLICY AND PROCEDURES OF TURNER INVESTMENT PARTNERS, INC.
                      FOR THE PREVENTION OF INSIDER TRADING


SECTION I.        POLICY STATEMENT ON INSIDER TRADING

         Turner Investment Partners, Inc. forbids any officer or employee from trading, either personally or on behalf of others, including mutual funds and private accounts managed by Turner Investment Partners, Inc. on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading".

         The term "insider trading" is not defined in federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communicating material non-public information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         1. trading by an insider, while in possession of material non-public information, or

         2. trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

         3.       communicating such material non-public information to others.

1.       Who is an Insider?

         The concept of "insider" is broad. It includes directors, officers and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, investment bankers, consultants, commercial bankers, and the employees of such organizations. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2.       What is Material Information?

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

         There are at least three different types of material information that may come into the possession of an investment advisory organization. The first type of information is trading information generated within the firm, i.e., buy and sell recommendations made by analysts and portfolio managers. Turner's rules with respect to trading on this type of information are set forth in the Standard V, Item A. of the AIMR Code of Ethics, a copy of which is included in our employee manual. Each employee must sign an acknowledgment form that they read and understand the information in the manual.

         The second type of material information is that which comes to an officer and employee of an advisory organization through fiduciary relationships such as directorships, consulting arrangements or other business relationships.

         The third type of material information is that which flows to an officer or employee of an advisory organization from the outside world through non-fiduciary relationships.

         Information about an issuer that officers and employees of Turner's should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, significant merger or acquisition proposals, hostile takeover bids, agreements or negotiations, significant new products or discoveries, acquisition or loss of a significant contract, significant financing developments, liquidity problems, major personnel changes or other extraordinary management developments, major litigation, and the status of labor negotiations.

3.       What is Non-public Information?

         Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

4.       Basis for Liability

         The use of material non-public information by an investment advisory firm for the benefit of its clients is not necessarily illegal in every situation. In general, insider trading liability is predicated on the existence of a breach of a fiduciary obligation in connection with the use of inside information, the unlawful misappropriation of inside information, or knowledge thereof (in the case of tippee liability). Whether the use of material non-public information by an officer or employee of an advisory firm is illegal in any given situation, therefore, depends upon the circumstances under which the insider information was received, including whether there exists any relationship between the recipient and the "insider" who provided the information and other factors. Given the complexity of issues in this area, Turner has adopted a procedure of "ask first" (see paragraphs 1 and 4 of Section II).

5.       Penalties for Insider Trading

         Penalties for trading on or communicating material non-public information in violation of the law are severe, both for individuals involved in such unlawful conduct and their employees. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

         o        civil injunctions
         o        disgorgement of profits
         o        jail sentences
         o fines for person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted, and
         o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this policy statement can be expected to result in serious sanctions by Turner Investment Partners, Inc. up to and including dismissal of the persons involved.

SECTION II.      PROCEDURES TO IMPLEMENT TURNER INVESTMENT PARTNERS, INC.
                 POLICY

         The following  procedures  have been  established to aid the directors, officers and employees of Turner Investment Partners, Inc. in preventing, detecting, imposing sanctions against insider trading. Every officer and employee of Turner Investment Partners, Inc. must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult the Chairman, President or a designated officer.

1.       Identifying Inside Information

         Before trading for clients in the securities of a company about which you may have received inside information other than information originating with Turner, ask yourself the following questions:

         a. Is the information material? Is this information that an investor might reasonably consider important in making his or her investment decisions? Is this information that would have a reasonable likelihood of affecting the market price of the securities if generally disclosed?

         b. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation.

         If, after consideration of the above, you believe that the information is or may be material and non-public, you should take the following steps:

         a. Report the matter immediately to the Chairman, President or a designated officer.

         b. Do not communicate the information to any person inside or outside Turner Investment Partners, Inc. other than to the Chairman, President or a designated officer, until you have been advised that communication is appropriate.

         c. Do not purchase or sell the securities on behalf of any clients of Turner Investment Partners, Inc. or for yourself, until the Chairman, President or designated officer instruct you that such trading is appropriate.

2.       Personal Securities Trading

         In addition to complying with Turner's policy against trading securities while in possession of material non-public information as described in paragraph 1 above, each employee should comply with Turner policies concerning the reporting of personal securities trading which are set forth in the Personal Trading Policy/Code of Ethics.


3. Information in your possession that you identify as material and non-public (other than information originating with Turner) may not be communicated to anyone, including persons within Turner Investment Partners, Inc., except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure.

         Information concerning Turner's investment activities, should not be disclosed to any person not employed by Turner Investment Partner, Inc. including without limitation any member of your immediate family, except as required in the performance of your regular duties.

4.       Resolving Issues Concerning Insider Trading

         If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the propriety of any action, it must be discussed with the Chairman, President or a designated officer before trading or communicating the information to anyone.

5.       Receiving Gifts

         Turner Investment Partners, Inc. prohibits all employees from accepting any gift with a value grater than $50 from any person associated with a publicly-traded issuer, a securities or financial organization, a commodities firm, or the news media. All gifts must be reported on the Gift Disclosure form and submitted to the Director of Compliance.

6.       Acknowledgement

         I have read and understand the foregoing procedures and will comply in all respects with such procedures.





--------------------------------            -------------------
Signature                                          Date

Employee Name

                      EMPLOYEE GIFT & ENTERTAINMENT POLICY
                                NOVEMBER 30, 1999


EMPLOYEES AT TURNER INVESTMENT PARTNERS ARE PROHIBITED FROM ACCEPTING GIFTS GREATER THAN $50. ALL GIFTS (regardless of their value) must be reported promptly (no more than five working days from the receipt of the gift) on a Gift form to the Director of Compliance. An occasional dinner, tickets to sporting events or the theater, rounds of golf or comparable entertainment are not considered gifts IF they are not conditioned on sales of shares of our mutual funds, AND if they are neither frequent nor so extensive as to raise any question of propriety. Dinners, tickets or comparable entertainment should be reported on a Broker Contact form and returned to the Director of Compliance. If a broker is in Turner=s office and offers to buy lunch, only those individuals who are meeting with the broker should be included when ordering this lunch/gift and this does not need to be reported. The brokers we deal with have been notified about our policy, although some gifts over $50 may still arrive in our office. Please see the Director of Compliance or the President if this occurs.

Our semiannual broker survey allows Turner to objectively evaluate brokerage firm contributions to our investment process. Expensive gifts and lavish or extensive entertainment do not play a role in this process. While Turner recognizes that the value of some gifts (e.g., a gift basket) cannot be valued precisely, employees should err on the conservative side when reporting such gifts.

Violations of this policy may lead to disciplinary action, up to and including immediate termination of employment. Again, there is nothing improper about modest gifts from service providers -- Turner is monitoring this activity by having all gifts reported. Employees with questions regarding this policy should speak with either the President or Director of Compliance directly.

                                 GIFT DISCLOSURE


ON  _____________________, 200 ____, I received __________________________ from
          (date)                               (gift)


_____________________________________________________ valued at $____________.
                    (source)




Signed: ________________________



Date: __________________________

            POLICY AND PROCEDURES OF TURNER INVESTMENT PARTNERS, INC. REGARDING EMPLOYEES WHO SERVE ON THE BOARD OF A PUBLICLY
                                 TRADED COMPANY


A. For purposes of this policy, a publicly traded company is any organization or entity which makes available to the public for purchase either through an exchange or other instrumentality a stake or share in the organization or entity.

B. Employees who wish to serve on the Board of Directors of a publicly traded company must prepare a written memorandum setting forth a description of the publicly traded company and the reasons why they wish to act in this capacity. This written memorandum is to be submitted to the Exception Committee (comprised of the Chairman, Vice Chairman, President, and Director of Compliance) for consideration.

C. Employees who wish to serve on the Board of Directors of a publicly traded company must obtain written pre-approval from the Exception Committee, which will either approve or disapprove of the employee's request upon due consideration of the employee's written memorandum.

D. Factors to be considered by the Exception Committee in granting approval or disapproval include, but are not limited to, whether the stock of the publicly traded company is one which Turner Investment Partners, Inc. would own.

E. If approval is granted by the Exception Committee, the employee has an ongoing obligation to notify the Exception Committee of any potential conflicts of interest which may arise during the course of participating as a member of the Board of Directors. If there is any question whether a conflict of interest exists or may exist, the Exception Committee shall be notified.

F. Violation of this policy may result in disciplinary action, up to and including termination of employment.

            POLICY AND PROCEDURES OF TURNER INVESTMENT PARTNERS, INC.
                 REGARDING EMPLOYEES WHO SERVE IN PUBLIC OFFICE


A. Employees who wish to serve in public office must prepare a written memorandum setting forth a description of the capacity in which they seek to serve and the reasons why they wish to act in this capacity. This written memorandum is to be submitted to the Exception Committee (comprised of the Chairman, Vice Chairman, President, and Director of Compliance) for consideration.

B. Employees who wish to serve in public office must obtain written pre-approval from the Exception Committee, which will either approve or disapprove of the employee's request upon due consideration of the employee's written memorandum.

C. Factors to be considered by the Exception Committee in granting approval or disapproval include, but are not limited to, whether serving in such capacity will give the employee access to entities, individuals, or information pertaining to stocks that Turner would own.

D. If approval is granted by the Exception Committee, the employee has an ongoing obligation to notify the Exception Committee of any potential conflicts of interest which may arise during the course of serving in public office. If there is any question whether a conflict of interest exists or may exist, the Exception Committee shall be notified.

E. Violation of this policy may result in disciplinary action, up to and including termination of employment.

                                NEWELL ASSOCIATES
                INSIDER TRADING PREVENTION POLICY AND PROCEDURES
                               AND CODE OF ETHICS
                             (REVISED MAY 18, 1999)

         Newell Associates (the "Firm") is an investment adviser to, among others, registered investment companies. As such, the Firm and its employees are fiduciaries, and must place the interests of the clients first. Accordingly, you must scrupulously avoid serving your own personal interests ahead of the interests of the clients. This Insider Trading Prevention Policy and Code of Ethics (the "Statement of Policy") addresses the potential conflict that may exist between the interests of the Firm's employees and the Firm's clients. Significantly, a breach of fiduciary duty will be treated as a breach of this code whether or not the conduct in question is specifically listed among the prohibitions.

I.       INSIDER TRADING.

         It is the Firm's policy that no officer, director or employee may (i) trade in a security, either personally or on behalf of others, while in the possession of material non-public information related to that security, or (ii) communicate material non-public information to others in violation of the law. This policy applies to every officer, director, and employee of the Firm and extends to activities both within and outside of their duties at the Firm. Every officer, director, and employee must read and acknowledge his or her understanding of this Statement of Policy and Procedures. Any questions regarding the Firm's policy and procedures should be directed to Roger Newell, the Director of Compliance.

A.       INSIDER TRADING.

         In general, the law prohibits trading in securities while in possession of material non-public information, "tipping" such information to others who may trade, or recommending the purchase or sale of securities to which that information relates.

INSIDERS AND NON-INSIDERS

         Federal securities laws specifically prohibit trading by an "insider", whether for his or her personal benefit or for the benefit of others, while in possession of material non-public information. The concept of "insider" encompasses a wide group of individuals. In addition to officers, directors, and employees of a company, it includes persons who enter into special confidential relationships with a company in which they are given access to confidential information solely for the company's purposes. Such temporary insiders can include investment advisers and their employees. Before a person will be considered an "insider", though, the company involved must expect that person to keep confidential any non-public information, and the relationship between that person and the company must imply such a duty.

         Federal securities laws also govern conduct of "non-insiders". Generally, a "non-insider" may not trade while in possession of material non-public information. It is also against the law to communicate material non-public information to others in violation of one's duty to keep such information confidential.

         Under current law, a person who trades while in possession of material non-public information violates the law if the transaction would breach a fiduciary duty or the person knows (or is reckless in not knowing) that the information has been provided to him or her in a breach of a duty. Examples of these breaches of duty are (i) when an insider, agent, or one in whom a company has placed its trust and confidence trades in that company's securities while in possession of material non-public information or (ii) when an insider improperly discloses material non-public information to a third person who then trades on the information, knowing that the insider improperly disclosed the information. Non-insiders will also be liable if they (or the person informing them) have misappropriated material, non-public information. Employees who have questions about whether information has been improperly disclosed to them should consult Mr. Newell.

MATERIAL AND NON-PUBLIC INFORMATION

         Trading while in possession of information is not a basis for liability unless the information is "material" and "non-public". Information about a security is material if a reasonable investor would consider it important in making an investment decision. If the disclosure of information would affect the market price of a security, that information is likely to be material. Examples of information likely to be material include: mergers and acquisition negotiations; significant changes in management; changes in debt ratings; significant litigation or governmental investigation; changes in earnings estimates or actual earnings; changes in dividend policies; labor negotiations; and preliminary indication of a new product or other major development. In addition, special caution must be exercised before trading in or making recommendations about securities that are or may be the subject of a tender offer. Because tender offers have a significant impact on the price of a target company's securities, any information indicating that there is a possibility that a tender offer will be made is likely to be material.

         Information need not relate specifically to the ISSUER of securities (e.g., earnings news) in order to be material. Information about the MARKET for a security could also be material. For example, knowledge that a client intends to buy or sell a large amount of a security, or knowledge that the Firm intends to recommend buying or selling a security could easily be material if it can be expected to affect the market for the security.

         Information is "non-public" if it has not been disseminated in a manner making it available to investors generally, such as publication through Dow Jones, the Associated Press, THE NEW YORK TIMES, THE WALL STREET JOURNAL, another publication of general circulation, or the local news media if the company's operations or stockholders are geographically localized. Disclosure to a small group of people, such as brokerage firm research analysts or institutional investors, does not make information public. Even after information has been released to the public, at least twenty-four hours (or such other period as the Compliance Director determines) must elapse to give the market time to absorb the previously non-public information.

B.       PENALTIES FOR INSIDER TRADING.

         Penalties for trading while in the possession of material non-public information or communicating such information are severe. A person can be subject to some or all of the following penalties even if he or she does not personally benefit from the violation:

     o    civil injunctions
     o    treble damages
     o    disgorgement of profits
     o    jail sentences

     o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited
     o fines for the Firm and/or controlling persons of the Firm of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

         In addition, any violation of this statement of policy and procedures can be expected to result in serious sanctions by the Firm, including dismissal of the person or persons involved.


II.      PROCEDURES FOR PREVENTING VIOLATIONS OF THE POLICY

         The following procedures have been established to aid the officers, directors, and employees of the Firm in avoiding insider trading and to avoid breaches of the Firm's Statement of Policy. Every officer, director, and employee of the Firm must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult Mr. Newell.

A.       IDENTIFYING MATERIAL NON-PUBLIC INFORMATION

         Before trading for yourself or others, including accounts managed and/or advised by the Firm, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         (i) Is the information material? That is, is this information that an investor would consider important in making his OR HER investment decisions? Generally, if the information is a factor in YOUR decision making, it is material.

         (ii) Is the information non-public? Is this information generally available to the public? Has the information been effectively communicated to the marketplace by being published in publications of general circulation?

         If you believe that the information is material and non-public, or if you are uncertain whether the information is material and non-public, you should take the following steps:

         (i)      Report the matter immediately to the Compliance Director;
         (ii)     Do not trade the securities on behalf of yourself  or  others;
                  AND
         (iii) Do not communicate the information inside or outside the Firm, other than to the Compliance Director.

B.       RESTRICTING ACCESS.

         Except as provided in paragraph A above, information in your possession that you identify as material and non-public may not be communicated to anyone, including Firm personnel, outside of your normal job-related duties. Care should be taken so that such information is secure. For example, files containing material non-public information must be protected, and access to computer files containing material non-public information must be restricted. Sensitive documents shall be copy-restricted and not removed from the office without permission of the Compliance Director.

         Do not discuss material non-public information or confidential matters in public places, such as elevators, restaurants, lavatories, trains, or airplanes, where conversations may be overheard.

C.       TRADING RESTRICTIONS.

         In the course of providing investment management and investment advisory services, the Firm determines that it will purchase particular securities for the accounts it manages (including the mutual funds the Firm advises). These determinations, and any research that could be expected to give rise to such determinations, are referred to as "Recommendation Information". Recommendation Information could, upon public disclosure, significantly affect the market for a security and may therefore be considered "material non-public information". Buying or selling securities with knowledge of Recommendation Information before it has been acted upon by or on behalf of the Firm's clients or while investment management activities are being carried on for such clients may constitute illegal "insider trading" as well as a breach of the Firm's and its employees' fiduciary obligations to the Firm's clients. The following prohibitions are intended to restrict the use of Recommendation Information.

         The prohibitions and reporting requirements set forth below apply to employees, officers, and directors whether such persons purchase or sell for their own account or for an account in which a member of such person's immediate family has a beneficial interest. Notably, the prohibitions and the reporting requirements set forth below do not apply to transactions which are non-volitional. That is, they do not apply to transactions in which the individual subject to the restriction does not direct the decision to effect the transaction. Such exempt transactions include purchases and sales by an automatic dividend reinvestment plan, and purchases effected in an account over which the person has no control.

         1. RESTRICTED LIST. The Firm shall maintain a list of securities in which trading activities shall be restricted (the "Restricted List"). Prior to making any purchase or sale of any security, whether, on their own or others' behalf, all employees, officers and directors must first check to see whether such security appears on the Restricted List. IF THE SECURITY IS INCLUDED IN THE RESTRICTED LIST, THEN THE EMPLOYEE, OFFICER OR DIRECTOR MAY NOT PURCHASE SUCH SECURITY. IF THE EMPLOYEE, OFFICER OR DIRECTOR ALREADY OWNS THE SECURITY, HE OR SHE MAY NOT SELL IT WITHOUT THE PRIOR APPROVAL OF THE COMPLIANCE DIRECTOR.

         Securities will be placed on the Restricted List when the Firm (i) receives material non-public information regarding those securities or (ii) is monitoring such securities in connection with considering such securities for purchase or sale on behalf of the Firm's clients. All employees will be responsible for notifying the Compliance Director about securities that should be placed on the Restricted list. Securities will be removed from the Restricted List when (i) material information relating to the securities is public and (ii) the Firm is not monitoring such securities in connection with considering them for purchase or sale on behalf of the Firm's clients. The Compliance Director will monitor the Restricted List for completeness.

         The Restricted List is confidential. The Restricted List will be made available to all employees, officers and directors. No information about the Firm's Restricted List may be disclosed to anyone outside of the Firm.

         2.  OTHER   PROHIBITIONS.   In  addition  to  the  above  restrictions,
employees, officers and directors of the Firm are prohibited from engaging in activities and transactions as set forth below:

             (i) INITIAL PUBLIC OFFERINGS. No employee, officer or director may acquire securities in any initial public offering of securities.

             (ii) PRIVATE PLACEMENTS. No employee, officer or director may acquire securities in a private placement of securities, unless such investment is authorized in advance by the Compliance Director.

             (iii) OPTIONS. No employee, officer or director may acquire or sell any option on any security.

             (iv)    SHORT-SELLING.  No employee, officer or director  may  sell
any security that they do  not  own  or  otherwise   engage  in  "short-selling"
activities.

             (v) SHORT-TERM TRADES. No employee, officer or director may purchase and sell the same or equivalent securities within a 60-day period. In the case of purchases and sales made in the portion of the Vanguard Equity Income Fund managed by Newell Associates and the Vanguard Variable Insurance Fund- Equity Income Portfolio, all profits derived in violation of this provision will be subject to disgorgement to Vanguard.

             (vi) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A FUND TRADE. No employee, officer or director may purchase or sell securities purchased or sold by the portion of the Vanguard Equity Income Fund managed by Newell Associates or by the Vanguard Variable Insurance Fund - Equity Income Portfolio at the recommendation of the Firm within three calendar days after such securities (or related securities) are purchased or sold by such Vanguard Portfolios. All profits derived in violation of this prohibition will be subject to disgorgement to Vanguard.

             (vii) PURCHASES WITHIN SEVEN DAYS BEFORE A FUND PURCHASE. An employee, officer or director who purchases securities (or related securities) within seven calendar days before the same (or related) securities are purchased by the portion of the Vanguard Equity Income Fund managed by Newell Associates or by the Vanguard Variable Insurance Fund - Equity Income Portfolio at the recommendation of the Firm, is prohibited from selling such securities for a period of six months following the trade in the Vanguard Portfolios. In the case of sales made in the portion of the Vanguard Equity Income Fund managed by Newell Associates and the Vanguard Variable Insurance Fund - Equity Income Portfolio, all profits derived in violation of this provision will be subject to disgorgement to Vanguard.

             (viii) SALES WITHIN SEVEN DAYS BEFORE A FUND SALE. An employee, officer or director who sells securities within seven days before a sale of the same (or related) securities are made in the portion of the Vanguard Equity Income Fund managed by Newell Associates or by the Vanguard Variable Insurance Fund - Equity Income Portfolio at the recommendation of the Firm must relinquish to Vanguard the difference between the person's sale price and that of the Vanguard Portfolio's sale price (assuming the person's sale price is higher).

             (ix)    DIRECTOR OF OTHER  COMPANIES.   No employee  or officer may
become a director of another company, the shares of which are publicly traded, without prior authorization of The Vanguard Group.

             (x) CONFLICTS OF INTEREST. Every employee, officer and director shall notify the Compliance Director of any personal conflict of interest relationship which may involve Vanguard, such as the existence of any economic relationship between their transactions and securities held or to be acquired by the portion of the Vanguard Equity Income Fund managed by Newell Associates or by the Vanguard Variable Insurance Fund - Equity Income Portfolio. Such notification shall occur PRIOR to the consummation of any transaction involving a conflict of interest.

             (xi) PROHIBITED TRANSACTIONS BY THE FIRM. As a general matter, the Firm shall not purchase for Vanguard any security of an issuer with which any of the Firm's employees, officers or directors are affiliated, unless the person directing such purchase does not communicate with the affiliated director or officer concerning that purchase, either before or after the purchase.

             (xii) RECEIPT OF GIFTS. No director, officer or employee of the Firm shall accept anything of value from broker-dealers or other persons providing services to the Firm which are given because of such person's association with the Firm; provided however, that employees may accept a gift of de minimis value (generally less than $50), such as an occasional meal or a holiday gift of food if such gift is made available to all employees of the Firm and is approved by Roger Newell or Jennifer Newell.

D.       REPORTING AND PRECLEARANCE REQUIREMENTS

         In order to monitor compliance with this policy, employees officers and directors must report certain information to the Compliance Director and obtain the clearance of the Compliance Director before executing certain transactions. Prior to purchasing or selling any security, employees and officers must disclose and receive clearance from the Compliance Director to make such purchases or sales. Prior to selling any security on the Restricted List, any director who is not an officer or an employee must disclose and receive clearance from the Compliance Director to make such sale. Every employee, officer and director shall report all of their transactions in securities within 10 days from the end of a calendar quarter in which such transactions occur.

         Reports shall include the following information with respect to transactions in any security in which the employee, officer or director has, or by reason of the reporting transaction acquires, any direct or indirect beneficial ownership in the security:

             (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

             (ii)    the nature of  the  transaction   (i.e.,  purchase, sale or
                     any other type acquisition or disposition);

             (iii)   the price at which the transaction was effected; and,

             (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

         Every employee and officer must disclose to the Compliance Director all individual securities holdings as of December 31, 1995, or upon commencement of employment, if at a later date. Thereafter such holdings shall be updated at the end of each calendar year.

         Every employee and officer shall direct their brokers to supply to the Compliance Director, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

         NO REPORTS ARE REQUIRED WITH RESPECT TO SECURITIES ISSUED BY THE FEDERAL, STATE OR LOCAL GOVERNMENT, SHARES OF MUTUAL FUNDS, CERTIFICATES OF DEPOSIT, AND COMMERCIAL PAPER. AS NOTED ABOVE, NO REPORTS ARE REQUIRED FOR ACCOUNTS OR TRANSACTIONS OVER WHICH THE REPORTING PERSON HAS NO CONTROL.

         The Compliance Director will review all trading activity reports filed by each employee, officer and director within seven days of their submission. The Compliance Director shall conduct periodic reviews of trading activity in the Firm's own account and in accounts managed or advised by the Firm. Promptly upon learning of a potential violation of the Firm's policy and procedures, the Compliance Director will prepare a written report to management providing full details and recommendations for further action.

         Every employee, officer and director shall certify annually that (i) they have read and understand this statement of Policy and recognize that they are subject thereto; (ii) they have complied with the requirements of this Statement of Policy; and (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of this Statement of Policy.


III.     SUPERVISORY PROCEDURES.

         The Firm will take steps to prevent and detect insider trading and to prevent violations of the Statement of Policy, including the following:

             (i) familiarize employees, officers and directors with the Firm's Statement of Policy;

             (ii)    make  the  Compliance    Director    available   to  answer
                     questions regarding the Firm's Statement of Policy;

             (iii)   resolve  issues of whether   information   received   by an
                     employee, officer, or director of the Firm is material and non-public;

             (iv)    review on a regular  basis and update  as   necessary   the
                     Firm's Statement of Policy and procedures; and

             (v)     when it has been determined that an employee, officer    or
                     director of the Firm has material non-public  information:

                     1.  place such security on the Restricted List;
                     2. implement measures to prevent dissemination of such information; and
                     3. promptly review, and either approve or disapprove, in writing, each request of an employee, officer or director for clearance to trade in securities not o the Restricted List.

IV.      DISCLAIMER AS TO CREATION OF NEW LEGAL LIABILITIES.

         The purpose of this statement of Policy is to comply with Rule 17j-1 of the Investment Company Act and Section 204A of the Investment Advisers Act of 1940. This expression of the Firm's policy and procedures is not intended to result in the imposition of liability that would not exist in the absence of this statement.


V.       DESIGNATION OF COMPLIANCE DIRECTOR.

         Roger Newell is designated as Compliance Director. Jennifer Newell is designated to act as Compliance Director when Roger Newell is unavailable and to review Roger Newell's trading activity and compliance with this Statement of Policy.

ACKNOWLEDGMENT:

I have read and understand this Statement of Policy, have complied with its requirements during 1999, and have reported all personal securities transactions required to be reported pursuant to it.




---------------------------------                           -------------------
Name                                                        Date

WELLINGTON MANAGEMENT COMPANY, LLP
WELLINGTON TRUST COMPANY, NA
WELLINGTON MANAGEMENT INTERNATIONAL
WELLINGTON INTERNATIONAL MANAGEMENT COMPANY PTE LTD.

CODE OF ETHICS
--------------------------------------------------------------------------------
Summary

Wellington Management Company, llp and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients. Also, each employee has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the firm's best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of the firm's employees. Wellington Management's personal trading and conduct must recognize that the firm's clients always come first, that the firm must avoid any actual or potential abuse of our positions of trust and responsibility, and that the firm must never take inappropriate advantage of its positions. While it is not possible to anticipate all instances of potential conflict, the standard is clear.

In light of the firm's professional and legal responsibilities, we believe it is appropriate to restate and periodically distribute the firm's Code of Ethics to all employees. It is Wellington Management's aim to be as flexible as possible in its internal procedures, while simultaneously protecting the organization and its clients from the damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code of Ethics is designed to set forth the policy regarding employee conduct in those situations in which conflicts are most likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the President or Regulatory Affairs Department.

The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on October 29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

--------------------------------------------------------------------------------
Policy  on  Personal
Securities
Transactions

Essentially, this policy requires that all personal securities transactions (including acquisitions or dispositions other than through a purchase or sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.

--------------------------------------------------------------------------------
Definition of
"Personal  Securities
Transactions"

The  following   transactions  by  Employees  are  considered  "personal"  under applicable SEC rules and therefore subject to this statement of policy:

1.   Transactions for an Employee's own account, including IRA's.

2. Transactions for an account in which an Employee has indirect beneficial ownership, unless the Employee has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which an Employee has a beneficial interest (such as a trust of which the Employee is an income or principal beneficiary) are included within the meaning of "indirect beneficial interest".

If an Employee has a substantial measure of influence or control over an account, but neither the Employee nor the Employee's family has any direct or indirect beneficial interest (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary), the rules relating to personal securities transactions are not considered to be directly applicable. Therefore, prior clearance and subsequent reporting of such transactions are not required. In all transactions involving such an account an Employee should, however, conform to the spirit of these rules and avoid any activity which might appear to conflict with the investment company or counseling clients or with respect to the Employee's position within Wellington Management. In this regard, please note "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.
--------------------------------------------------------------------------------

Preclearance
Required

EXCEPT AS SPECIFICALLY EXEMPTED IN THIS SECTION, ALL EMPLOYEES MUST CLEAR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION. This includes bonds, stocks (including closed end funds), convertibles, preferreds, options on securities, warrants, rights, etc. for domestic and foreign securities, whether publicly traded or privately placed. The only exceptions to this requirement are automatic dividend reinvestment and stock purchase plan acquisitions, broad-based stock index and U.S. government securities futures and options on such futures, transactions in open-end mutual funds, U.S. Government securities, commercial paper, or non-volitional transactions. Non-volitional transactions include gifts to an Employee over which the Employee has no control of the timing or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.). Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

Clearance for transactions must be obtained by contacting the Director of Global Equity Trading or those personnel designated by him for this purpose. Requests for clearance and approval for transactions may be communicated orally or via email. The Trading Department will maintain a log of all requests for approval as coded confidential records of the firm. Private placements (including both securities and partnership interests) are subject to special clearance by the Director of Regulatory Affairs, Director of Enterprise Risk Management or the General Counsel, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR ONE TRADING DAY ONLY. THIS "ONE TRADING DAY" POLICY IS INTERPRETED AS FOLLOWS:

O IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY TRADES IS OPEN, CLEARANCE IS EFFECTIVE FOR THE REMAINDER OF THAT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

O IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL MARKET IN WHICH THE SECURITY TRADES IS CLOSED, CLEARANCE IS EFFECTIVE FOR THE NEXT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

--------------------------------------------------------------------------------
Filing of Reports

Records of personal securities transactions by Employees will be maintained. All Employees are subject to the following reporting requirements:


1
Duplicate  Brokerage
Confirmations

All  Employees  must  require  their   securities   brokers  to  send  duplicate
confirmations of their securities transactions to the Regulatory Affairs Department. Brokerage firms are accustomed to providing this service. Please contact Regulatory Affairs to obtain a form letter to request this service. Each employee must return to the Regulatory Affairs Department a completed form for each brokerage account that is used for PERSONAL SECURITIES TRANSACTIONS OF THE EMPLOYEE. EMPLOYEES SHOULD NOT send the completed forms to their brokers directly. The form must be completed and returned to the Regulatory Affairs Department prior to any transactions being placed with the broker. The Regulatory Affairs Department will process the request in order to assure delivery of the confirms directly to the Department and to preserve the confidentiality of this information. When possible, the transaction confirmation filing requirement will be satisfied by electronic filings from securities depositories.


2
Filing of Quarterly
Report of all
"Personal Securities
Transactions"


SEC rules require that a quarterly record of all personal securities transactions submitted by each person subject to the Code's requirements and that this record be available for inspection. To comply with these rules, every Employee must file a quarterly personal securities transaction report within 10 calendar days after the end of each calendar quarter. Reports are filed electronically utilizing the firm's proprietary Personal Securities Transaction Reporting System (PSTRS) accessible to all Employees via the Wellington Management Intranet.

At the end of each calendar quarter, Employees will be notified of the filing requirement. Employees are responsible for submitting the quarterly report within the deadline established in the notice.

Transactions during the quarter indicated on brokerage confirmations or electronic filings are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker submitting confirmations must be entered manually. All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter.

Employees must also provide information on any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established.

IMPORTANT NOTE: The quarterly report must include the required information for all "personal securities transactions" as defined above, except transactions in open-end mutual funds, money market securities, U.S. Government securities, and futures and options on futures on U.S. government securities. Non-volitional transactions and those resulting from corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.


3
Certification of Compliance

As part of the quarterly reporting process on PSTRS, Employees are required to confirm their compliance with the provisions of this Code of Ethics.


4
Filing of Personal

Annually, all Employees must file a schedule indicating their personal securities holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are those which must be reported as indicated in the prior paragraph. Newly hired Employees are required to file a holding report within ten (10) days of joining the firm. Employees may indicate securities held in a brokerage account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.


5
Review of Reports

All reports filed in accordance with this section will be maintained and kept confidential by the Regulatory Affairs Department. Reports will be reviewed by the Director of Regulatory Affairs or personnel designated by her for this purpose.
--------------------------------------------------------------------------------

Restrictions on
"Personal  Securities
Transactions"

While all personal securities transactions must be cleared prior to execution, the following guidelines indicate which transactions will be prohibited, discouraged, or subject to nearly automatic clearance. The clearance of personal securities transactions may also depend upon other circumstances, including the timing of the proposed transaction relative to transactions by our investment counseling or investment company clients; the nature of the securities and the parties involved in the transaction; and the percentage of securities involved in the transaction relative to ownership by clients. The word "clients" refers collectively to investment company clients and counseling clients. Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

Please note that these restrictions apply in the case of debt securities to the specific issue and in the case of common stock, not only to the common stock, but to any equity-related security of the same issuer including preferred stock, options, warrants, and convertible bonds. Also, a gift or transfer from you (an Employee) to a third party shall be subject to these restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.


1
No Employee may engage in personal transactions involving any securities which are:


o being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled. In addition, no Portfolio Manager may engage in a personal transaction involving any security for 7 days prior to, and 7 days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures" below. Portfolio Managers include all designated portfolio managers and others who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified by the Regulatory Affairs Department.

o    the  subject  of a new or  changed  action  recommendation  from a research
     analyst   until  10  business   days   following   the   issuance  of  such
     recommendation;

o the subject of a reiterated but unchanged recommendation from a research analyst until 2 business days following reissuance of the recommendation

o actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.


2
The Code of Ethics strongly discourages short term trading by Employees. In addition, no Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 days of its purchase, without a special exemption. See "Exemptive Procedures". The 60 day prohibition does not apply to transactions resulting in a loss, nor to futures or options on futures on broad-based securities indexes or U.S. government securities.

3
No  Employee   engaged  in  equity  or  bond  trading  may  engage  in  personal transactions involving any equity securities of any company whose primary business is that of a broker/dealer.

4
Subject to preclearance, Employees may engage in short sales, options, and margin transactions, but such transactions are strongly discouraged, particularly due to the 60 day short term profit-taking prohibition. Any Employee engaging in such transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions which apply to personal transactions as noted above. In specific case of hardship an exception may be granted by the Director of Regulatory Affairs or her designee upon approval of the Ethics Committee with respect to an otherwise "frozen" transaction.

5
No Employee may engage in personal transactions involving the purchase of any security on an initial public offering. This restriction also includes new issues resulting from spin-offs, municipal securities and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Director of Regulatory Affairs or her designee upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to open-end mutual funds, U. S. government issues or money market investments.

6
EMPLOYEES MAY NOT PURCHASE SECURITIES IN PRIVATE PLACEMENTS UNLESS APPROVAL OF THE DIRECTOR OF REGULATORY AFFAIRS, DIRECTOR OF ENTERPRISE RISK MANAGEMENT OR THE GENERAL COUNSEL HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management and other relevant factors on a case-by-case basis. If the Employee has portfolio management or securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding later if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.


Gifts and Other
Sensitive Payments

Employees should not seek, accept or offer any gifts or favors of more than minimal value or any preferential treatment in dealings with any client, broker/dealer, portfolio company, financial institution or any other organization WITH WHOM THE FIRM TRANSACTS business. Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Regulatory Affairs Department.

Any question as to the propriety of such situations should be discussed with the Regulatory Affairs Department and any incident in which an Employee is encouraged to violate these provisions should be reported immediately. An explanation of all extraordinary travel, lodging and related meals and entertainment is to be reported in a brief memorandum to the Director of Regulatory Affairs.

Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

1
Use of the firm's funds for political purposes.

2
Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

3
Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

4
Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

5
Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

--------------------------------------------------------------------------------
Other Conflicts of
Interest
Employees should also be aware that areas other than personal securities transactions or gifts and sensitive payments may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than a complete list of situations to avoid.


"Inside Information"
Specific reference is made to the firm's policy on the use of "inside information" which applies to personal securities transactions as well as to client transactions.


Use of Information
Information acquired in connection with employment by the organization may not be used in any way which might be contrary to or in competition with the interests of clients. Employees are reminded that certain clients have specifically required their relationship with us to be treated confidentially.


Disclosure of
Information
Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.


Outside
Activities
All outside relationships such as directorships or trusteeships of any kind or membership in investment organizations (e.g., an investment club) must be cleared by the Director of Regulatory Affairs prior to the acceptance of such a position. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.


Exemptive Procedure
The Director of Regulatory Affairs, the Director of Enterprise Risk Management, the General Counsel or the Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

Any Employee wishing an exemption should submit a written request to the Director of Regulatory Affairs setting forth the pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Regulatory Affairs Department.


--------------------------------------------------------------------------------
Compliance with
The Code of Ethics

Adherence to the Code of Ethics is considered a basic condition of employment with our organization. The Ethics Committee monitors compliance with the Code and reviews violations of the Code to determine what action or sanctions are appropriate.

Violations of the provisions regarding personal trading will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

Violations of the Code of Ethics may also adversely affect an Employee's career with Wellington Management with respect to such matters as compensation and advancement.

Employees must recognize that a serious violation of the Code of Ethics or related policies may result, at a minimum, in immediate dismissal. Since many provisions of the Code of Ethics also reflect provisions of the U.S. securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

Again, Wellington Management would like to emphasize the importance of obtaining prior clearance of all personal securities transactions, avoiding prohibited transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Regulatory Affairs Department or Ethics Committee.

Revised: March 1, 2000

                             BKF CAPITAL GROUP, INC.
                            JOHN A. LEVIN & CO., INC.
                              ONE ROCKEFELLER PLAZA
                             NEW YORK NEW YORK 10020


                                 CODE OF ETHICS
                                 APRIL 18, 2000

                                TABLE OF CONTENTS

                                                                         PAGE

INTRODUCTION................................................................1

PART I  TRADING RESTRICTIONS................................................3

    1.1.     Statement of General Principles................................3
    1.2.     Insider Trading and Manipulative Practices.....................3
    1.3.     Initial Public Offerings.......................................4
    1.4.     Private Placements.............................................4
    1.5.     Restricted List................................................5
    1.6.     Transactions in BKF Shares.....................................5
    1.7.     Restriction on Trading by Investment Professionals
             During a Black Out Period; Other Restrictions
             on Investment Professionals....................................5
    1.8.     Required Personal Trading Approvals............................6
    1.9.     Restriction on Short Term Trading..............................6
    1.10.    Certain Exempt Transactions....................................7

PART II  EMPLOYEE CONDUCT...................................................7

         2.1.     Personal Trading Accounts and Reports.....................7
         2.2.     Conflicts of Interest.....................................8
         2.3.     Service as a Director.....................................9
         2.4.     Annual Acknowledgment.....................................9


PART III  COMPLIANCE........................................................9

         3.1.     Compliance Officers and Supervisory Procedures............9
         3.2.     Recordkeeping............................................10
         3.3.     Review by Board..........................................10

Annex   A         POLICIES AND PROCEDURES DESIGNED TO DETECT AND PREVENT
                  INSIDER TRADING

Exhibit A         PERSONAL SECURITIES TRADING REQUEST FORM

Exhibit B         PROPRIETARY AND EMPOYEE RELATED ACCOUNTS

Exhibit C         EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM

Exhibit D         LIST OF APPROVED COMPLIANCE PERSONNEL

                                  INTRODUCTION

                  This Code of Ethics has been prepared for persons associated with BKF Capital Group, Inc. ("BKF"), including persons associated with its subsidiary, John A. Levin & Co., Inc. ("LEVCO").

                  This Code of Ethics is written so as to be read and understood by each Employee with respect to such Employee's activities an behalf of the Firm and personally.

                  In order to make it easier to review and understand this Code of Ethics, a few terms as commonly used throughout the Code of Ethics are defined below:

                  "Client Account" means any client or investment fund as to which or for whom the Firm provides investment advisory or management services, along with accounts for persons related to Employees or trusts established for such persons so long as Employees do not have a direct beneficial interest in such accounts.

                  "Compliance Officer" means Norris Nissim or such other person as may be designated from time to time.

                  "Employee" means each officer, director, principal or employee of the Firm, other than (i) a member of the board of directors of BKF who is not an officer or employee of the Firm or (ii) a member of the board of directors of any BKF subsidiary who is not an officer or employee of LEVCO or its affiliates.

                  "Firm" means LEVCO, BKF and each other affiliate entity under common control which is engaged in the business of providing investment advisory or management services. The term shall not include registered investment funds advised by the Firm.

                  "Head Trader" means Daniel E. Aron or, in his absence, such other person as may be designated from time to time.

                  "Investment Professional" means an Employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding purchases or sales for Client Accounts.

                  "Municipal Employee" means an Employee who does not work in the Firm's New York City office and who solely provides municipal security investment advisory or management services to Client Accounts.

                   "Proprietary Account" means an account in which an Employee has a "beneficial interest" or a proprietary investment or trading account maintained for the Firm or its Employees. A "beneficial interest" in an account includes the opportunity, directly or indirectly, to profit or share in any profit in a securities transaction taking place in the account, and an Employee shall be deemed to have a beneficial interest in accounts in which the Employee's spouse, children and other dependents living in the Employee's household have a beneficial interest, in securities held by a partnership in which the Employee is a general partner and, in certain cases, in trusts of which the Employee is a trustee or beneficiary. The rules promulgated under
Section 16 of the Security Exchange Act of 1934 shall generally be used to determine whether an Employee has a beneficial interest in an account,

                  "Security" shall mean all investment instruments commonly viewed as securities, whether registered or not, including any option to purchase or sell, and any security that is exchangeable for or convertible into, any such security, private placements, commodity futures contracts and commodity options, swaps and other derivative instruments, but shall not include shares of registered OPEN-END INVESTMENT COMPANIES (I.E., mutual funds), direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, foreign exchange "spot" or "forward" contracts, short-term, high quality debt securities, including repurchase agreements, and such other money market or investment instruments as may be authorized by the Compliance Officer from time to time. Additional investment instruments may be included in the definition of Securities by a notice from the Compliance Officer delivered to all Employees. The Compliance Officer shall deliver such notice within two business days of being notified by an authorized officer of the Firm that the Firm has purchased or intends to purchase securities of that type for one or more Client Accounts.

                  PERSONS WITH QUESTIONS NOT ANSWERED BY THIS CODE OF ETHICS SHOULD CONTACT THE COMPLIANCE OFFICER.

                                     PART I

                              TRADING RESTRICTIONS

                  1.1.     STATEMENT OF GENERAL PRINCIPLES.

                  All Employees owe a fiduciary duty to, among others, the Firm's clients. The interests of clients must always be recognized, be respected and come before those of Employees. In any decision relating to personal investments or other matters, Employees must assiduously avoid serving their own personal interests ahead of any client's interests or taking inappropriate advantage of their position with or on behalf of the Firm. It is critical that Employees avoid any situation that might compromise -- or appear to compromise -- their exercise of fully independent judgment in the interests of the Firm's clients. All personal investment and other activities of Employees must not only comport with the Code of Ethics and avoid any actual or potential conflicts of interest, but must also abide by the spirit of the Code of Ethics and the principles articulated herein, Furthermore, Employees may not use their position with the Firm to favor family and related accounts, and accounts with respect to which Employees have fiduciary responsibilities, over other Client Accounts.

                  1.2.     INSIDER TRADING AND MANIPULATIVE PRACTICES.

                  (a)      INSIDER TRADING.

                  Federal and state securities laws prohibit any purchase or sale of securities while in possession of material non-public information which was improperly obtained, or was obtained under circumstances contemplating that it would not be used for personal gain, and in certain other circumstances. In addition, "tipping" of others about such information is prohibited. The persons covered by these restrictions are not only "insiders" of publicly traded companies, but also any other persons who, under certain circumstances, learn of material, non-public information about a company, such as Employees, as well as outside attorneys, accountants, consultants or bank lending officers.

                  Violation of these restrictions can have severe consequences for both the Firm and its Employees. Trading on insider information or communicating insider information to others it may result in civil and criminal penalties, including imprisonment of up to ten years and a criminal fine of up to $1,000,000. In addition, the Firm may be subject to liability for insider trading or tipping by Employees. The Firm may also be held liable for failing to take measures to deter securities laws violations where such failure is found to have contributed to or permitted a violation.

                  In view of these requirements, the Firm has adopted the general policy that an Employee may not trade for either a Client Account or a Proprietary Account in securities of any company about which the Employee possesses, or is aware that the Firm possesses, material, non-public information nor "tip" others about such information. All Employees should exercise care to adhere to this policy and to take reasonable steps to ensure that the Firm and other Employees adhere to the policy. any employee who believes that he or she may be in possession of material non-public information should: report the matter immediately to the Compliance Officer; not purchase or sell the securities on behalf of yourself or others, including investment partnerships affiliated with the Firm or private accounts managed by the Firm; and not communicate the information to anyone inside or outside of the firm, other than the Compliance Officer. In addition, Employees should immediately inform the Compliance Officer if they become aware of any actual or potential violation of this policy by an Employee.

                  Recognizing that this is a complicated subject which is not easily reduced to a few general principles, the Firm has prepared and adopted a statement of Policies and Procedures Designed to Detect and Prevent Insider Trading which is attached as Annex A of this Code of Ethics. All Employees must read and adhere to the restrictions outlined in Annex A.

                  (b)      MANIPULATIVE PRACTICES.

                  The Investment Company Act and the rules promulgated thereunder make it illegal for any person covered by the Code of Ethics, indirectly, in connection with the purchase or sale of a security held or to be acquired by LEVCO on behalf of or any entity registered under the Investment Company Act (such registered entities, the "Funds") to:

                  a. employ any device, scheme or artifice to defraud the Fund,

                  b. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading;

                  c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund, or

                  d.       engage in any manipulative practice with respect   to
                           the Fund.

                  1.3.     INITIAL PUBLIC OFFERINGS.

                  No Employee may acquire any Securities for his or her Proprietary Account in an initial public offering; provided, however, that an Employee may purchase a security issued in a thrift conversion where the Employee is a depositor, if the Employee has received the prior approval of the Compliance Officer.

                  1.4.     PRIVATE PLACEMENTS.

                  No Investment Professional shall acquire any Security in a private placement without the prior approval of the Compliance Officer. The factors to be taken into account in this prior approval include, among other considerations, whether the private placement should be acquired for the Firm's Client Accounts, whether the private placement is being offered to the Investment Professional because of his or her position with the Firm and whether notice to Clients is appropriate. If an Investment Professional has acquired Securities in a private placement before becoming an Investment Professional, the Investment Professional must disclose that investment to the Compliance Officer.

                  1.5.     RESTRICTED LIST.

                  Certain transactions in which the Firm engages may require, for either business or legal reasons, that any Client Accounts or Proprietary Accounts do not trade in the subject Securities for specified time periods. In addition, if the Firm acquires material, non-public information regarding an issuer, it will be restricted from trading in the securities of such issuer. A Security will be designated as "restricted" if the Firm is involved in a transaction which places limits on the aggregate position held by the accounts in that Security. Restricted securities will appear on a restricted list ("Restricted List") maintained by the Head Trader, which Employees should consult before placing any order for purchase or sale. No Employee may engage in any trading activity with respect to a Security while it is on the Restricted List, except with approval of the Head Trader. Restrictions with regard to Securities on the Restricted List extend to options, rights or warrants relating to those Securities and any Securities convertible into those Securities.

                  1.6.     TRANSACTIONS IN BKF SHARES.

                  Transactions by BKF's directors, officers and certain stockholders in BKF shares are subject to the restrictions and limitations discussed in BKF's Federal Securities Law Guide for Directors, Officers, 10% Stockholders and Certain Other Persons. As a general matter, approval to transact in BKF shares will not be granted pursuant to Section 1.8 of this Code of Ethics during the 14-day period prior to the release of earnings information relating to the Firm.

                  1.7.     RESTRICTION  ON TRADING BY  INVESTMENT  PROFESSIONALS
                           DURING A BLACK OUT  PERIOD;  OTHER  RESTRICTIONS   ON
                           INVESTMENT PROFESSIONALS.

                  No Investment Professional shall purchase or sell a Security within seven days before or three days after (the "Black Out Period") a transaction in the same Security by the Firm on behalf of a Client Account. If an Investment Professional executes a trade in a Proprietary Account during the Black Out Period at a price superior to the price received by the Client Account, the Investment Professional shall disgorge an amount equal to the difference between the price per share received by the Investment Professional and the average price per share received by Client Accounts during the Black Out Period, multiplied by the number of shares purchased or sold by the Investment Professional, and shall contribute such amount to a charitable organization chosen by the Investment Professional and approved by the Compliance Officer.

                  Notwithstanding the preceding sentences, an Investment Professional may trade a Security during a Black Out Period applicable to that Security if (i) the Firm had sold the Security to liquidate a Client Account (as a result of a withdrawal or termination), or the Firm had purchased the Security for a Client Account(s) that the Firm manages for a broker-sponsored wrap-fee program; (ii) the Compliance Officer pre-approves the trade; and (iii) the Investment Professional transacts in the Security following completion of all trades for Client Accounts on that day. In addition, an Investment Professional may seek approval from the Compliance Officer to sell a Security during a Black Out Period to protect the capital of the Investment Professional, and if approval is granted, the Investment Professional may sell its Securities in the same proportion that the Firm sold that Security on behalf of Client Accounts and subject to such restrictions as the Compliance Officer may deem appropriate to protect the interests of Client Accounts.

                  When an Investment Professional recommends that a Security be bought or sold for a Client Account, such Investment Professional must disclose to the Compliance Officer whether a position in that Security is currently held in a Proprietary Account of such Investment Professional. The Compliance Officer may restrict such Investment Professional from buying or selling the position from any Proprietary Account until a specified period of time after the orders for Client Accounts have been filled and there is no buying or selling program in progress.

                  1.8.     REQUIRED PERSONAL TRADING APPROVALS.

                  All transactions for Proprietary Accounts must have the prior written approval of the Head Trader or Compliance Officer. Notwithstanding the preceding sentence, Municipal Employees are not required to seek such approval for transactions in equity securities (or their equivalent) that they would like to effect in their Proprietary Account. Subject to the discretion of the Compliance Officer, this prior approval may be withheld on any day during which the Firm has, or is actually intending, a "buy" or "sell" order in that same Security for Client Accounts. If an Employee has knowledge that the Firm has, or is actually intending, a "buy" or "sell" order in a specific Security for Client Accounts, the Employee must inform the Head Trader or Compliance Officer of such knowledge in seeking approval to trade in that Security. Any transaction for which approval has been granted may be cancelled at the end of the day by the Head Trader or Compliance Officer and the trade allocated to Client Accounts if determined by the Head Trader or Compliance Officer to be required, and any profits realized on proscribed trades must be disgorged and contributed by the Employee to a charitable organization chosen by the Employee and approved by the Compliance Officer.

                  A Personal Securities Trading Request Form should be submitted to the Head Trader or Compliance Officer to obtain approval for a transaction for an Employee's Proprietary Account and the Form is attached hereto as Exhibit
A. The Head Trader or Compliance Officer shall promptly notify the Employee of approval or denial of clearance to trade by indicating such action on the Personal Securities Trading Request Form. Notification of approval or denial to trade may be verbally given; however, it shall be confirmed in writing by indicating such action on the Personal Securities Trading Request Form within 24 hours of the verbal notification.

                  On a quarterly basis, or at any other time as may be prudent, the Compliance Officer shall review all personal trading activity of all Employees. If the Compliance Officer identifies any trading pattern or personal trading that presents an actual or potential conflict of interest, the Compliance Officer will recommend to senior management of the Firm that remedial action be taken. Such remedial action may include restrictions on personal trading by the Employee, disgorgement of profits, Employee reprimand and/or Employee dismissal.

                  1.9.     RESTRICTION ON SHORT TERM TRADING.

                  No Investment Professional shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within 60 calendar days (a "Short Term Trade"). Any Short Term Trade made in violation of this paragraph shall be unwound or, if that is not practicable, all profits from the Short Term Trade shall be disgorged by the Investment Professional to a charitable organization chosen by the Investment Professional and approved by the Compliance Officer; provided, however, that the Compliance Officer may exempt the transaction from this prohibition, in whole or part, if the Compliance Officer concludes that no harm resulted (or would result) to a Client Account from the transaction and that to unwind the transaction or require disgorgement would be inequitable or result in undue hardship to the Investment Professional.

                  1.10.    CERTAIN EXEMPT TRANSACTIONS.

                  The restrictions of this Code of Ethics shall not apply to purchases or sales in any Proprietary Account managed by a third party over which an Employee or has no direct or indirect influence or control, purchases that are part of any automatic dividend reinvestment plan, odd-lot purchase or sale programs, purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, sales of such rights, and any other purchases or sales receiving the prior approval of the Compliance Officer because they are not inconsistent with this Code of Ethics or the provisions of Rule 17j-l(b) under the Investment Company Act.

                                     PART II

                                EMPLOYEE CONDUCT

                  2.1.     PERSONAL TRADING ACCOUNTS AND REPORTS.

                  A. EMPLOYEES. Each Employee is required to identify to the Compliance Officer no later than 10 days from the date of his/her hire, and thereafter at least monthly, all brokerage and commodities trading accounts (including the date of establishment of such accounts) which constitute a Proprietary Account with respect to such Employee, all Securities which the Employee owns or in which the Employee has a beneficial interest and all brokerage and commodities trading accounts of persons supported by or living in the same household as such Employees and trusts established for the Employee or for such persons (see Exhibit B). In addition, on an annual basis, each Employee is required to identify to the Compliance Officer the title, number of shares and principal amount of the Securities which the Employee owned, or in which the Employee had a beneficial interest, during the preceding year, as well as all brokerage and commodities trading accounts which constitute a Proprietary Account for the Employee and all brokerage and commodities trading accounts of persons supported by or living in the same household as such Employee. The information provided in this annual report must be current as of a date no more than 30 days before the annual report is submitted. All such Proprietary and Employee related Accounts are requested to be maintained at LEVCO Securities, Inc. and such Proprietary and Employee related Accounts maintained with other broker-dealers must be approved by the Compliance Officer. Duplicate copies of all trade confirmations and all brokerage statements relating to such Proprietary and Employee related Accounts must be sent to the Compliance Officer promptly, and at least once each month; provided, however, that in lieu of providing such duplicate confirmations, the Compliance Officer may permit an Employee to provide a report of all personal securities transactions within 10 days after the end of the quarter during which the transactions occurred.

                  Each Employee must report to the Compliance Officer any Proprietary Accounts managed on a discretionary basis by a third party. Each Employee must also report to the Compliance Officer any private securities transactions for any account for which records should be provided as set forth above which are not carried out through brokerage accounts. Prior to arranging a personal loan with a financial institution which will be collateralized by Securities, an Employee must obtain the approval of the Compliance Officer. Annually, each Employee is also required to certify to the Compliance Officer, among other things, that he has reported all transactions in all such Proprietary Accounts on the form attached hereto as Exhibit C.

                  B.       OUTSIDE BOARD MEMBERS.

                  A director of LEVCO who is not an officer or employee of LEVCO (an "Outside Board Member") must (i) report, at the time the director becomes an Outside Board Member, all securities in which the person had any direct or indirect beneficial interest no later than ten days from the time when the person becomes an Outside Board Member; (ii) report all personal securities transactions within 10 days after the end of the quarter during which the transactions occurred; and (iii) file with the Compliance Officer an annual report that identifies the title, number of shares and principal amount of the Securities which the Outside Board Member owned, or in which the Outside Board Member had a beneficial interest, during the preceding year, as well as all brokerage and commodities trading accounts which constitute a Proprietary Account for the Outside Board Member and all brokerage and commodities trading accounts of persons supported by or living in the same household as such Outside Board Member. The information provided in this annual report must be current as of a date no more than 30 days before the annual report is submitted.

                  An Outside Board Member may not purchase or otherwise acquire direct or indirect beneficial ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect beneficial ownership, if he or she has actual knowledge at the time of entering into the transaction that: (1) a Fund, pursuant to the advice of LEVCO, has purchased or sold the Security within the last 15 calendar days, or is purchasing or selling or intends to purchase or sell the Security in the next 15 calendar days; or (2) LEVCO has within the last 15 calendar days considered purchasing or selling the Security for a Fund or is considering purchasing or selling the Security for LEVCO Series Trust or within the next 15 calendar days is going to consider purchasing or selling the Security for a Fund, unless such Outside Board Member:

                  (i) obtains advance clearance of such transaction from the Compliance Officer; and

                  (ii)     reports to the Compliance Officer such transaction.

                  2.2.     CONFLICTS OF INTEREST.

                  It is a violation of an Employee's duty of loyalty to the Firm for any Employee, without the prior written consent of the applicable Compliance Officer, to:

                  (a) rebate, directly or indirectly, to any person, firm or corporation any part of the compensation received from the Firm as an Employee;

                  (b) accept, directly or indirectly, from any person, firm, corporation or association, other than the Firm, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Firm or a Client Account,

                  (c) accept, directly or indirectly, from any person, firm, corporation, association or other entity that does business with or on behalf of the firm, any gift or other thing of more than de minimis value;

                  (d) participate in entertainment with clients, brokers and other counterparties unless reasonably related to legitimate business purposes of the Firm; or

                  (e) own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly owned.

                  In addition, no Employee, without the prior written consent of the Compliance Officer, may provide directly or indirectly any person, firm, corporation, association or other entity that does business with or on behalf of the Firm with any gift or other item.

                  2.3.     SERVICE AS A DIRECTOR.

                  No Employee may serve as a member of the board of directors or trustees of any business organization, other than a civic or charitable organization, without the prior written approval of the Compliance Officer. The determination of an Employee's eligibility to serve in such a position shall be based on whether such service would be consistent with the interests of the Firm and its clients, and no person employed by LEVCO or any other member of the Firm shall be allowed to serve in such a position unless authorization has been obtained from any clients of the Firm which have notified the Firm of any criteria they may have with respect to such service. If such service is authorized, certain safeguards may be implemented in the discretion of the Compliance Officer including, but not limited to, investment restrictions and/or isolating the Employee serving from those making investment decisions through "Chinese Wall" or other procedures. See also Annex A - Policies and Procedures Designed to Detect and Prevent Insider Trading.

                  2.4.     ANNUAL ACKNOWLEDGMENT.

                  Each Employee shall at least annually sign a written statement in the form of Exhibit B attached hereto acknowledging his or her receipt and understanding of, and agreement to abide by, the policies described in this Code of Ethics, and certifying that he or she has reported all personal securities transactions. In addition, each Outside Board Member is required to certify annually that he or she has read and understands the provisions of this Code applicable to him or her and recognizes that he or she is subject to certain provisions of the Code.

                                    PART III

                                   COMPLIANCE

                  3.1.     COMPLIANCE OFFICERS AND SUPERVISORY PROCEDURES.

                  LEVCO shall designate from time to time a Compliance Officer and a Head Trader and their substitutes, and the names of such persons shall be listed on Exhibit C attached hereto. The Compliance Officer shall be responsible for general administration of the policies and procedures set forth in this Code of Ethics other than those specifically designated for the Head Trader and the Compliance Officer. The Compliance Officer shall be required to identify each Employee subject to this Code and to inform such Employees of his/her reporting obligations hereunder. The Compliance Officer shall review all reports submitted pursuant to this Code of Ethics, answer questions regarding the policies and procedures set forth in the Code of Ethics, update this Code of Ethics as required from time to time, and arrange for appropriate records to be maintained, including copies of all reports submitted under this Code of Ethics. The Compliance Officer shall also arrange for appropriate briefing of Employees of the policies of the Firm reflected in the Code of Ethics from time to time as determined to be appropriate by the Compliance Officer.

                  The Compliance Officer may waive any requirement of this Code of Ethics if the facts and circumstances warrant such waiver.

                  The Compliance Officer shall investigate any possible violations of the policies and procedures set forth in this Code of Ethics to determine whether sanctions should be imposed, which may include, inter alia, a letter of censure or suspension or termination of employment, or such other course of action as may be appropriate.

                  On an annual basis, the Compliance Officer will review and consider the Firm's compliance procedures, the prior year's violations and remedial actions taken, and any proposed updates or changes to the Firm's Code of Ethics.

                  3.2.     RECORDKEEPING.

                  The records listed below shall be maintained for a period of five years in an easily accessible place:

o    a list of all persons subject to the Code during the period;

o receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that: they are subject to it;

o a copy of each Code of Ethics that has been in effect any time during the period;

o a copy of each report filed pursuant to the Code and a record of any known violations and actions taken as a result thereof during the period;

o a copy of a record of all persons who are deemed to be a compliance officer; and

o a copy of a record of any decision to approve the acquisition of a private placement or IPO.

                  3.3.     REVIEW BY BOARD.

                  The officers of LEVCO Series Trust, with the assistance of the Compliance Officer, shall prepare an annual report to the board of LEVCO Series Trust that:

o summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

o identifies any violations of the applicable relevant provisions of the Code requiring significant remedial action during the past year;

o identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

o certifies that LEVCO has adopted procedures reasonably necessary to prevent Employees from violating the Code.

                                                                         ANNEX A

                             POLICIES AND PROCEDURES
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING


SECTION I.        POLICY STATEMENT ON INSIDER TRADING.

         A. The Firm forbids any of its Employees from trading, either personally or on behalf of others, including private accounts managed by the Firm, while in possession of material, nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policies apply to every Employee and extend to activities within and outside their duties at the Firm. Every Employee must read and retain this policy statement. Any questions regarding the Firm's policies and procedures should be referred to the Compliance Officer, who is responsible for the monitoring and application of such policies and procedures.

                  THIS POLICY STATEMENT APPLIES TO THE FIRM AND ITS AFFILIATED ENTITIES, AS WELL AS TO THEIR RESPECTIVE EMPLOYEES.

                  The term "insider trading" is not defined in the federal securities laws, but is generally used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communication of material nonpublic information to others.

                  While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                           (i) trading by an insider, while in possession of material, nonpublic information;

                           (ii) trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

                           (iii)    an insider  or a  non-insider  described  in
                                    clause   (ii)   above   from   communicating
                                    material nonpublic information to others.

                  The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult the Compliance Officer.

         B.       WHO IS AN INSIDER?

                  The concept of "insider" is broad. It includes all Employees of the Firm. In addition a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. The Firm may become a temporary insider of a company it advises or for which it performs other services. Temporary insider also may include, among others, a company's law firm, accounting firm, consulting firm, banks and the employees of such organizations.

         C.       WHAT IS MATERIAL INFORMATION?

                  Trading on inside information is not a basis for liability unless the information is material. "Material information" is generally defined as information that is likely to be considered important by a reasonable investor in making his or her investment decisions. Information that affects the price of a company's securities is likely to be deemed material. This might include, without limitation, changes in dividend policies, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and significant new products, services or contracts.

                  Material information can also relate to events or circumstances affecting the market for a company's securities. For example, in 1987 the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. in that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or not.

         D.       WHAT IS NONPUBLIC INFORMATION?

                  "Nonpublic" information is any information that has not been disclosed generally to the marketplace. Information received about another company that is not yet in general circulation should be considered non-public. As a general rule, one must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, Wall Street Journal or other publications of general circulation would be considered public. In addition, if information is being widely disseminated to traders generally by brokers or institutional analysts, such information would be considered public unless there is a reasonable basis to believe that such information is confidential and carne from a corporate insider.

         E.       BASES FOR LIABILITY

                  1.       Fiduciary Duty Theory

                  In 1980, the Supreme Court found that there is no general duty to disclose before trading on material, nonpublic information, but that such a duty arises where there is a fiduciary relationship. A relationship must exist between the parties to a transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or will refrain from trading.

                  In 1983, the Supreme Court stated that outsiders can acquire the fiduciary duties of insiders (i) by entering into a confidential relationship with a company through which such outsiders will gain material nonpublic information (e.g., attorneys, accountants, underwriters or consultants), or (ii) by becoming "tippees" if the outsiders are aware or should have been aware that they have been given confidential information by an insider who has violated his or her fiduciary duty to the company's shareholders.

                  However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earning, or even evidence of a relationship that suggests a quid pro quo.

                  2.       MISAPPROPRIATION THEORY

                  Another basis for insider trading liability is the "misappropriation theory," where liability is based on a fiduciary's undisclosed, self-serving use of a principal's information to purchase or sell securities in breach of a fiduciary duty, thereby defrauding the principal of the exclusive use of that information. Liability is based on the fiduciary's deception of those who entrusted the fiduciary with access to confidential information. Under the theory as most recently articulated by the Supreme Court, the element of deception may be established by an employee's breach of a company's internal rules as contained, for example, in a company compliance manual. The "misappropriation theory" can be the basis for both government prosecution and civil actions brought by private parties. In addition, the Supreme Court has also upheld the SEC's current rule with respect to tender offers that does not require the breach of a fiduciary duty for liability when trading on inside information regarding a tender offer.

         F.       PENALTIES FOR INSIDER TRADING.

                  Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employer. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

o    civil injunctions

o    treble damages

o    disgorgement of profits

o    jail sentences

o fines for the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

                  In addition, any violation of this policy statement can be expected to result in serious sanctions by the Firm including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE FIRM'S POLICIES AGAINST INSIDER TRADING.

                  The following procedures have been established to aid the Employees of the Firm in avoiding insider trading, and to aid the Firm in preventing, detecting and imposing sanctions against insider trading. Every Employee of the Firm must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about the procedures you should consult the Compliance Officer.

         A.       IDENTIFY INSIDE INFORMATION.

                  Before tiding for yourself or others, including investment partnerships affiliated with the Firm or private accounts managed by the Firm, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  (i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed? Is this information which would cause insiders to change their trading habits?

                  (ii) Is the information nonpublic? To whom has this information been provided? Has the information been filed with the SEC, or been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation or appearing on the wire services?

                  If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

               (i)      Report the matter immediately to the Compliance Officer;

               (ii) Do not purchase or sell the securities on behalf of yourself or others, including investment partnerships affiliated with the Firm or private accounts managed by the Firm; and

               (iii) Do not communicate the information inside or outside the Firm, other than to the Compliance Officer.

                  After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

         B.       PERSONAL SECURITIES TRADING.

                  The Employees of the Firm and their family members and trusts of which such persons are trustees or in which such persons have a beneficial interest must execute all of their equity and corporate debt securities transactions with their broker of choice. Transactions in U.S. Government or municipal bonds are not subject to this policy. Duplicate confirmation of trades must be forwarded to the Compliance Officer by each Employee's broker. Such confirmations shall include, for each transaction, the date of the transaction, the name, the quantity and the price of the security. For purposes of this policy statement "family members" includes any relative, spouse, or relative of the spouse of an Employee and any other adults living in the same household as the Employee.

                  Personal trading should be undertaken for investment purposes only, in amounts consistent with the normal investment practice of the person investing, and short term trading or speculation is prohibited.

                  When material nonpublic information of which the Employee is aware become public, a reasonable period (at least 24 hours) must pass for the marketplace to have an opportunity to evaluate and respond to the news before personal trading is permitted.

         C.       RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION.

                  Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm except as provided in paragraph 1 of this Section II. The Firm is establishing this policy to help avoid conflicts, appearances of impropriety and the misuse of confidential, proprietary information. In addition, care should be taken so that all material and nonpublic information is secure. For example, files containing material nonpublic information should be sealed and access to computer files containing material nonpublic should be restricted.

         D.       ARBITRAGE ACTIVITIES.

                  Arbitrage activities must be conducted with particular care. Absent authorization or clearance from the Compliance Officer, initial arbitrage positions should only be taken after a significant corporate event is announced or information affecting the securities markets generally or a specific industry segment thereto is disclosed. Arbitrage personnel should limit contacts with bankers, lawyers and other advisers of parties involved in various transactions.

         E.       CONTACTS WITH THIRD PARTIES.

                  Requests of third parties such as the press and analysts for information should be directed to the Compliance Officer,

         F.       RESOLVING ISSUES CONCERNING INSIDER TRADING.

                  If, after consideration of the items set forth in paragraph 1 of this Section II, doubt remains as to whether information is material or nonpublic, or if there are any unresolved questions as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, these matters must be discussed with the Compliance Officer before trading or communicating the information to anyone.

                  Contacts with public companies will sometimes be a part of an Employee's research efforts. Employees may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an Employee becomes aware of material, non-public information. This could happen, for example, if a company's chief financial officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, the Employee should contact the Compliance Officer immediately if you believe that you may have received material, non-public information.

                  Tender offers represent a particular concern of the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage or insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" while in possession of material, non-public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf or either. The rule does not require a breach of a fiduciary duty for liability. Employees should exercise particular caution any time they become aware of non-public information relating to a tender offer.

SECTION III.      SUPERVISORY PROCEDURES

                  The role of the Compliance Officer is critical to the implementation and maintenance of the Firm's policies and procedures against insider trading. Supervisory procedures can be divided into two classifications: prevention of insider trading and detection of insider trading.

         A.       PREVENTION OF INSIDER TRADING.

                  To Prevent insider trading, the Compliance Officer should:

                           (i) provide, on a regular basis, an education program to familiarize Employees with the Firm's policies and procedures.

                           (ii)     answer   questions   regarding   the  Firm's
                                    policies and procedures;

                           (iii)    resolve   issues  of   whether   information
                                    received by an Employee of the Firm is material and nonpublic;

                           (iv)     review  on  a  regular   basis  and   update
                                    as  necessary  the   Firm's   policies   and
                                    procedures;

                           (v)      when  it  has   been   determined   that  an
                                    Employee of the Firm has material nonpublic information:

                                    (a) implement    measures    to      prevent
                                        dissemination of such information; and

                                    (b) if necessary,  restrict  Employees  from
                                        trading in the securities; and

                           (vi) promptly review, and either approve or disapprove, in writing, each request of an Employee for clearance to trade in specified equity securities or corporate debt securities.

         B.       DETECTION OF INSIDER TRADING.

                  To detect insider trading, the Compliance Officer should:

                           (i) review the confirmations received from each Employee;

                           (ii) review the trading activity of investment partnerships affiliated with the Firm and private accounts managed by the Firm; and

                          (iii)    coordinate  the   review of   such   reports
                                   with other appropriate Employees of the Firm.

         C.       SPECIAL REPORTS.

                  Promptly upon learning of a potential violation of the Firm's Policies and Procedures to Detect and Prevent Insider Trading the Compliance Officer should prepare a written report to the Chief Executive Officer of the Firm providing full details and recommendations for further action.

         D.       ANNUAL REPORTS.

                  On an annual basis, the Compliance Officer should prepare a written report to the Chief Executive officer of the Firm setting forth the following:

                           (i) summary of existing procedures to detect and prevent insider trading;

                           (ii) full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;

                           (iii) an evaluation of the current procedures and any recommendations for improvement; and

                           (iv) a description of the Firm's continuing educational program regarding insider trading, including the dates of such programs since the last report.

                                                                       EXHIBIT A

                    PERSONAL SECURITIES TRADING REQUEST FORM


NAME:___________________________________________

Details of Proposed Transaction

         -   circle PURCHASE or SALE

         -   On margin          circle   YES or NO
         -   Date of Transaction ________________________________

         -   indicate name of issuer ____________________________

         -   type of security (e.g., note, common stock,
             preferred stock)                               ____________________

         -   quantity of shares or units                    ____________________

         -   price per share/units                          ____________________

         -   approximate dollar amount                      ____________________

         -   account for which transaction will be made     ____________________

         -   name of broker                                 ____________________

         -   transaction in  same security within prior
             60 days                                        ____________________


DATE:   ______________________________

________________________________________________________________________________
       You may/may not execute the proposed transactions described above.

DATE:
                                                        ________________________

                                                        Authorized Signature

                                                                       EXHIBIT B

PROPRIETARY AND EMPLOYEE RELATED ACCOUNTS

Please list all brokerage and commodity trading accounts which constitute a Proprietary Account, all securities which you own and any trading accounts or securities of persons supported by or living in the same household as yourself. Also list any trusts that you have established or that have been established for you.

NAME ON THE ACCOUNT               INSTITUTION                          ACCOUNT #







DATE:______________________      SIGNATURE:_____________________________________

                                                                       EXHIBIT C

                      EMPLOYEE ANNUAL ACKNOWLEDGEMENT FORM

                  The undersigned employee (the "Employee") OF (the "Firm") acknowledges having received and read a copy of the code of ethics along with all Annexes and Exhibits thereto, dated , 200 (the "Code of Ethics"), and agrees to abide by the provisions contained therein. The Employee understands that observance of the policies and procedures contained in the Code of Ethics is a material condition of the Employee's employment by the Firm and that any violation of such policies and procedures by the Employee will be grounds for immediate termination by the Firm as well as possible civil or criminal penalties.

                  The Employee specifically agrees and acknowledges as follows:

                  a. The Employee will disclose to the Compliance Officer of the Firm all accounts through which the Employee directly or indirectly conducts securities or commodities trading activity of any sort, including all amounts in which the Employee has a direct or indirect beneficial interest and all accounts over which the Employee exercises any control.

                  b. The Employee will provide to the Compliance Officer, at least monthly, copies of all trade confirmations and brokerage statements relating to such accounts.

                  c. The  Employee  will not trade on the basis of, nor disclose
to  any  third  party,   material  non-public   information,   nor  confidential
information regarding the activities of any Client Account.

                  d. The Employee will not engage in transactions involving securities appearing on a list of "Restricted Securities" that may be circulated from time to time by the Compliance Officer and agrees to obtain the approval of the Head Trader, or his authorized substitute, for any trade for a Proprietary Account.

                  e. The Employee will not, without the permission of the Compliance Officer, disclose to any third party any information that an Employee obtains regarding advice furnished by the Firm to its Client Accounts, non-public data furnished by any client, or the programs, analyses or other proprietary data or information of the Firm.

                  f. The Employee has provided to the applicable Compliance Officer an annual report indicating all transactions effected during the preceding year in all accounts which the Employee owned or in which the Employee has a beneficial interest and all private securities transactions which are not carried out through brokerage accounts, with such information current as of a date no more than 30 days before the Employee submitted such annual report.

                  g. The Employee has been given the opportunity to take part in an educational Program in connection with the Firm's insider trading policies and procedures.

                  By the signature below, the Employee pledges to abide by the policies and procedures described above and affirms that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his Proprietary Accounts in the most recent calendar year as required by the Code of Ethics.


____________________________                      ______________________________
Date                                              Name of Employee


                                                  ______________________________
                                                  Signature of Employee

                                                                       EXHIBIT D

                      LIST OF APPROVED COMPLIANCE PERSONNEL


TITLE                                                PERSON

Compliance Officer                                   Norris Nissim

                                                     Daniel E. Aron (substitute)

Head Trader                                          Daniel E. Aron

                            THE VANGUARD GROUP, INC.
                            ------------------------

                                 CODE OF ETHICS
                                 --------------

SECTION 1:  BACKGROUND

This Code of Ethics has been approved and adopted by the Board of Directors of The Vanguard Group, Inc. ("Vanguard") and the Boards of Trustees of each of the Vanguard funds in compliance with Rule 17j-1 under the Investment Company Act of 1940. The Code has been amended and restated effective as of May 1, 1999. Except as otherwise provided, the Code applies to all "Vanguard personnel," which term includes all employees, officers, Directors and Trustees of Vanguard and the Vanguard funds. The Code also contains provisions which apply to the investment advisers to the Vanguard funds (see section 11).

SECTION 2:  STATEMENT OF GENERAL FIDUCIARY STANDARDS

This Code of Ethics is based on the overriding principle that Vanguard personnel act as fiduciaries for shareholders' investments in the Vanguard funds. Accordingly, Vanguard personnel must conduct their activities at all times in accordance with the following standards:

     a) SHAREHOLDERS' INTERESTS COME FIRST. In the course of fulfilling their duties and responsibilities to Vanguard fund shareholders, Vanguard personnel must at all times place the interests of Vanguard fund shareholders first. In particular, Vanguard personnel must avoid serving their own personal interests ahead of the interests of Vanguard fund shareholders.

     b) CONFLICTS OF INTEREST MUST BE AVOIDED. Vanguard personnel must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to their duties and responsibilities to Vanguard fund shareholders.

     c) COMPROMISING SITUATIONS MUST BE AVOIDED. Vanguard personnel must not take advantage of their position of trust and responsibility at Vanguard. Vanguard personnel must avoid any situation that might compromise or call into question their exercise of full independent judgment in the best interests of Vanguard fund shareholders.

All activities of Vanguard personnel should be guided by and adhere to these fiduciary standards. The remainder of this Code sets forth specific rules and procedures which are consistent with these fiduciary standards. However, all activities by Vanguard personnel are required to conform with these fiduciary standards regardless of whether the activity is specifically covered in this Code.

SECTION 3:  DUTY OF CONFIDENTIALITY

Vanguard personnel must keep confidential at all times any nonpublic information they may obtain in the course of their employment at Vanguard. This information includes but is not limited to:

     1)   information  on the  vanguard  funds,  including  recent or  impending
          securities    transactions   by   the   funds,   activities   of   the
          funds' advisers, offerings of new funds, and closings of funds;

     2)   information   on   Vanguard   fund    shareholders   and   prospective
          shareholders, including their identities, investments, and account transactions;

     3)   information  on  other  vanguard   personnel,   including  their  pay,
          benefits, position level, and performance ratings; and

     4) information on Vanguard business activities, including new services, products, technologies, and business initiatives.

Vanguard  personnel  have  the  highest  fiduciary   obligation  not  to  reveal
confidential Vanguard information to any party that does not have a clear and compelling need to know such information.

SECTION 4:  GIFT POLICY

Vanguard personnel are prohibited from seeking or accepting gifts of material value from any person or entity, including any Vanguard fund shareholder or Vanguard client, when such gift is in relation to doing business with Vanguard. In certain cases, Vanguard PERSONNEL MAY ACCEPT GIFTS OF DE MINIMIS value (as determined in accordance with guidelines set forth in Vanguard's Human Resources Policy Manual) but only if they obtain the approval of a Vanguard officer.

SECTION 5:  OUTSIDE ACTIVITIES

     a) PROHIBITIONS ON SECONDARY EMPLOYMENT. Vanguard employees are prohibited from working for any business or enterprise in the financial services industry that competes with Vanguard. In addition, Vanguard employees are prohibited from working for any organization that could possibly benefit from the employee's knowledge of confidential Vanguard information, such as new Vanguard services and technologies. Beyond these prohibitions, Vanguard employees may accept secondary employment, but only with prior approval from the Vanguard Compliance Department. Vanguard officers are prohibited from accepting or serving in any form of secondary employment unless they have received approval from a Vanguard Managing Director or the Vanguard Chairman and Chief Executive Officer.

     b) PROHIBITION ON SERVICE AS DIRECTOR OR PUBLIC OFFICIAL. Vanguard officers and employees are prohibited from serving on the board of directors of any publicly traded company or in an official capacity for any federal, state, or local government (or governmental agency or instrumentality) without prior approval from the Vanguard Compliance Department.

     c) PROHIBITION ON MISUSE OF VANGUARD TIME OR PROPERTY. Vanguard personnel are prohibited from using Vanguard time, equipment, services, personnel or property for any purposes other than the performance of their duties and responsibilities at Vanguard.

SECTION 6:  GENERAL PROHIBITIONS ON TRADING

     a) TRADING ON KNOWLEDGE OF VANGUARD FUNDS ACTIVITIES. All Vanguard personnel are prohibited from taking personal advantage of their knowledge of recent or impending securities activities of the Vanguard funds or the funds' investment advisers. In particular, Vanguard personnel are prohibited from purchasing or selling, directly or indirectly, any security when they have actual knowledge that the security is being purchased or sold, or considered for purchase or sale, by a Vanguard fund. This prohibition applies to all securities in which the person has acquired or will acquire "beneficial ownership." For these purposes, a person is considered to have beneficial ownership in all securities over which the person enjoys economic benefits substantially equivalent to ownership (for example, securities held in trust for the person's benefit), regardless of who is the registered owner. Under this Code of Ethics, Vanguard personnel are considered to have beneficial ownership of all securities owned by their spouse or minor children.

     b) VANGUARD INSIDER TRADING POLICY. All Vanguard personnel are subject to Vanguard's Insider Trading Policy, which is considered an integral part of this Code of Ethics. Vanguard's Insider Trading Policy prohibits Vanguard personnel from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits Vanguard personnel from communicating to third parties any material nonpublic information about any security or issuer of securities. Any violation of Vanguard's Insider Trading Policy may result in penalties which could include termination of employment with Vanguard.

SECTION 7:  ADDITIONAL TRADING RESTRICTIONS FOR ACCESS PERSONS

     a) APPLICATION. The restrictions of this section 7 apply to all Vanguard access persons. For purposes of the Code of Ethics, "access persons" include:

     1) any Director or Trustee of Vanguard or a Vanguard fund, excluding disinterested Directors and Trustees (i.e., any Director or Trustee who is not an "interested person" of a Vanguard fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940);

     2)   any officer of Vanguard or a Vanguard fund; and

     3) any employee of Vanguard or a Vanguard fund who in the course of his or her regular duties participates in the selection of a Vanguard fund's securities or who works in a Vanguard department or unit that has access to information regarding a Vanguard fund's impending purchases or sales of securities.

The Vanguard Compliance Department will notify all Vanguard personnel who qualify as access persons of their duties and responsibilities under this Code of Ethics. The restrictions of this section 7 apply to all transactions in which a Vanguard access person has or will acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the restrictions do not apply to transactions in accounts over which the access person has no direct or indirect control or influence.

     b)   GENERAL  RESTRICTIONS FOR ACCESS PERSONS.  Vanguard access persons are
subject  to  the  following   restrictions  with  respect  to  their  securities
transactions:

     1) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. Vanguard access persons must receive approval from the Vanguard Compliance Department before
          purchasing  or  selling  any  securities.   The  Vanguard   Compliance
          Department will notify Vanguard access persons if their proposed securities transactions are permitted under this Code of Ethics.

     2) TRADING THROUGH VANGUARD BROKERAGE SERVICES. Vanguard access persons must conduct all their securities transactions through Vanguard Brokerage Services. Vanguard Brokerage Services will send a confirmation notice of any purchase or sale of securities by a Vanguard access person to the Vanguard Compliance Department.

     3) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Vanguard access persons are prohibited from acquiring securities in an initial public offering.

     4) PROHIBITION ON PRIVATE PLACEMENTS. Vanguard access persons are prohibited from acquiring securities in a private placement without prior approval from the Vanguard Compliance Department. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in a Vanguard fund's later consideration of an investment in the issuer.

     5) PROHIBITION ON OPTIONS. Vanguard access persons are prohibited from acquiring or selling any option on any security.

     6) PROHIBITION ON SHORT-SELLING. Vanguard access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

     7) PROHIBITION ON SHORT-TERM TRADING PROFITS. Vanguard access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within 60 calendar days. In the event that an access person realizes profits on such short-term trades, the access person must relinquish such profits to The Vanguard Group Foundation.

     c) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Vanguard access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by the Vanguard funds:

     1) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A FUND TRADE. Vanguard access persons are prohibited from purchasing or selling any security within three calendar days after a Vanguard fund has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to The Vanguard Group Foundation.

     2) PURCHASES WITHIN SEVEN DAYS BEFORE A FUND PURCHASE. A Vanguard access person who purchases a security within seven calendar days before a Vanguard fund purchases the same (or a related) security is prohibited from selling the security for a period of six months following the fund's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to The Vanguard Group Foundation any gain from the transaction.

     3) SALES WITHIN SEVEN DAYS BEFORE A FUND SALE. A Vanguard access person who sells a security within seven days before a Vanguard fund sells the same (or a related) security must relinquish to The Vanguard Group Foundation the difference between the access person's sale price and the Vanguard fund's sale price (assuming the access person's sale price is higher).

     4) RESTRICTIONS NOT APPLICABLE TO TRADES BY VANGUARD INDEX FUNDS. The restrictions of this section 7c do not apply to purchases and sales of securities by Vanguard access persons which would otherwise violate section 7c solely because the transactions coincide with trades by any Vanguard index funds.

SECTION 8:  ADDITIONAL TRADING RESTRICTIONS FOR INSTITUTIONAL CLIENT CONTACTS

     a) APPLICATION. The restrictions of this section 8 apply to all Vanguard Institutional client contacts. For purposes of the Code of Ethics, an "Institutional client contact" includes any Vanguard employee who works in a department or unit at Vanguard that has significant levels of interaction or dealings with the management of clients of Vanguard's Institutional Investor Group. The Vanguard Compliance Department will notify Vanguard employees who qualify as Institutional client contacts of the restrictions of this Section 8.

     b) PROHIBITION ON TRADING SECURITIES OF INSTITUTIONAL CLIENTS. Vanguard Institutional client contacts are prohibited from acquiring securities issued by clients of the Vanguard Institutional Investor Group (including any options or futures contracts based on such securities). In the event that any individual who becomes subject to this prohibition already owns securities issued by Institutional clients, the individual will be prohibited from disposing of those securities without prior approval from the Vanguard Compliance Department. The restrictions of this section 8 apply to all transactions in which Institutional client contacts have acquired or would acquire beneficial ownership (see section
6a) of a security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions in any account over which an individual does not possess any direct or indirect control or influence. The Vanguard Compliance Department will maintain a list of the Institutional clients to which the prohibitions of this section 8 apply. The Vanguard Compliance Department may waive the prohibition on acquiring securities of Institutional clients in appropriate cases (including, for example, cases in which an individual acquires securities as part of an inheritance or through an employer-sponsored employee benefits or compensation program).

SECTION 9:  COMPLIANCE PROCEDURES

     a) APPLICATION. The requirements of this section 9 apply to all Vanguard personnel other than disinterested Directors and Trustees (see section 7a). The requirements apply to all transactions in which Vanguard personnel have acquired or would acquire beneficial ownership (see section 6a) of a security, including transactions by a spouse or minor child. However, the requirements do not apply to transactions involving: (i) direct obligations of the Government of the United States; (ii) high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; and (iii) shares of registered open-end investment companies (including shares of any Vanguard fund). In addition, the requirements do not apply to securities acquired for accounts over which the person has no direct or indirect control or influence.

     b) DISCLOSURE OF PERSONAL HOLDINGS. All Vanguard personnel must disclose their personal securities holdings to the Vanguard Compliance Department upon commencement of employment with Vanguard. These disclosures must identify the title, number of shares, and principal amount with respect to each security holding.

     c) RECORDS OF SECURITIES TRANSACTIONS. All Vanguard personnel must notify the Vanguard Compliance Department if they have opened or intend to open a brokerage account. Vanguard personnel must direct their brokers to supply the Vanguard Compliance Department with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their brokerage accounts.

     d) CERTIFICATION OF COMPLIANCE. All Vanguard personnel must certify annually to the Vanguard Compliance Department that: (i) they have read and understand this Code of Ethics; (ii) they have complied with all requirements of the Code of Ethics; and (3) they have reported all transactions required to be reported under the Code of Ethics.

SECTION 10:  REQUIRED REPORTS BY DISINTERESTED DIRECTORS AND TRUSTEES

Disinterested Directors and Trustees (see section 7a) are required to report their securities transactions to the Vanguard Compliance Department only in cases where the Director or Trustee knew or should have known during the 15-day period immediately preceding or following the date of the transaction that the security had been purchased or sold, or was being considered for purchase or sale, by a Vanguard fund.

SECTION 11: APPLICATION TO INVESTMENT ADVISERS

     a) ADOPTION OF CODE OF ETHICS. Each investment adviser to a Vanguard fund must adopt a code of ethics in compliance with Rule 17j-1 and provide the Vanguard Compliance Department with a copy of the code of ethics and any subsequent amendments. Each investment adviser is responsible for enforcing its code of ethics and reporting to the Vanguard Compliance Department on a timely basis any violations of the code of ethics and resulting sanctions.

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     b)   PREPARATION OF ANNUAL  REPORTS.  Each investment adviser to a Vanguard fund must prepare an annual report on its code of ethics for review by the Board of Trustees of the Vanguard fund. This report must contain the following:

     1) a description of any issues arising under the adviser's code of ethics including, but not limited to, information about any violations of the code, sanctions imposed in response to such violations, changes made to the code's provisions or procedures, and any recommended changes to the code; and

     2)   a  certification   that  the  investment   adviser  has  adopted  such
          procedures as are reasonably necessary to prevent access persons from violating the code of ethics.

SECTION 12:  REVIEW BY BOARDS OF DIRECTORS AND TRUSTEES

     a) REVIEW OF INVESTMENT ADVISERS' CODE OF ETHICS. Prior to retaining the services of any investment adviser for a Vanguard fund, the Board of Trustees of the Vanguard fund must review the code of ethics adopted by the investment adviser pursuant to Rule 17j-1 under the Investment Company Act of 1940. The Board of Trustees must receive a certification from the investment adviser that the adviser has adopted such procedures as are reasonably necessary to prevent access persons from violating the adviser's code of ethics. A majority of the Trustees of the Vanguard fund, including a majority of the disinterested Trustees of the Fund, must determine whether the adviser's code of ethics contains such provisions as are reasonably necessary to prevent access persons from engaging in any act, practice, or course of conduct prohibited by the anti-fraud provisions of Rule 17j-1.

     b) REVIEW OF VANGUARD ANNUAL REPORTS. The Vanguard Compliance Department must prepare an annual report on this Code of Ethics for review by the Board of Directors of Vanguard and the Boards of Trustees of the Vanguard funds. The report must contain the following:

     1) a description of issues arising under the Code of Ethics since the last report including, but not limited to, information about any violations of the Code, sanctions imposed in response to such violations, changes made to the Code's provisions or procedures, and any recommended changes to the Code; and

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     2)   a certification that Vanguard and the Vanguard Funds have adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

SECTION 13:  SANCTIONS

In the event of any violation of this Code of Ethics, Vanguard senior management will impose such sanctions as deemed necessary and appropriate under the circumstances and in the best interests of Vanguard fund shareholders. In the case of any violations by Vanguard employees, the range of sanctions could include a letter of censure, suspension of employment without pay, or permanent termination of employment.

SECTION 14:  RETENTION OF RECORDS

Vanguard must maintain all records required by Rule 17j-1 including: (i) copies of this Code of Ethics and the codes of ethics of all investment advisers to the Vanguard funds; (ii) records of any violations of the codes of ethics and actions taken as a result of the violations; (iii) copies of all certifications made by Vanguard personnel pursuant to section 9d; (iv) lists of all Vanguard personnel who are, or within the past five years have been, access persons subject to the trading restrictions of section 8 and lists of the Vanguard compliance personnel responsible for monitoring compliance with those trading restrictions; and (v) copies of the annual reports to the Boards of Directors and Trustees pursuant to section 12.